Exhibit 10.2

LOCKUP AGREEMENT

This AGREEMENT (the "Agreement") is made as of September 17, 2009, by the signatories hereto (each, a "Holder"), in connection with his ownership of shares of ICP Solar Technologies, Inc., a Nevada corporation (the "Company").

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

1.	Background.

a.

Holder is the beneficial owner of the amount of shares of the Common Stock, $0.00001 par value per share, of the Company, including shares issuable upon exercise of stock options of the Holder (together with any other such shares beneficially owned by the Holder, collectively referred to as the “Common Stock”) designated on the signature page hereto.

b.

Holder acknowledges that the Company has entered into or will enter into at or about the date hereof a Waiver and Agreement (the “Waiver and Agreement”), dated on or about a date even herewith, with the holders (the “Buyers”) of the Company’s 11% Senior Secured Convertible Debentures, Due June 13, 2010 (“Debentures”) and accompanying Warrants. Holder understands that, as a condition to the execution and effectiveness of the Waiver and Agreement, the Buyers have required, and the Company has agreed to obtain on behalf of the Buyers an agreement from the Holder to refrain from selling any securities of the Company during the period (the “Restriction Period”) from the date hereof through _____________.

2.

Share Restriction.

a.

Holder hereby agrees that during the Restriction Period, the Holder will not sell or otherwise dispose of any shares of Common Stock or any options, warrants or other rights to purchase shares of Common Stock or any other security of the Company which Holder owns or has a right to acquire as of the date hereof. Holder further agrees that the Company is authorized to and the Company agrees to place "stop orders" on its books to prevent any transfer of shares of Common Stock or other securities of the Company held by Holder in violation of this Agreement. The Company agrees not to allow to occur any transaction inconsistent with this Agreement.

b.

Any subsequent issuance to and/or acquisition by Holder of Common Stock or options or instruments convertible into Common Stock will be subject to the provisions of this Agreement.

3.	Miscellaneous.

a.

At any time, and from time to time, after the signing of this Agreement Holder will execute such additional instruments and take such action as may be reasonably requested by the Buyers to carry out the intent and purposes of this Agreement.

b.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

c.

The restrictions on transfer described in this Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable law.

d.

This Agreement shall be binding upon Holder, its legal representatives, successors and assigns.

e.

This Agreement may be signed and delivered by facsimile and such facsimile signed and delivered shall be enforceable.

f.

The Company agrees not to take any action or allow any act to be taken which would be inconsistent with this Agreement.

[Signature Page of Holder Follows]

IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

HOLDER:

__________________________________________________________	(Signature of Holder)

__________________________________________________________	(Print Name of Holder)

__________________________________________________________	Number of Shares of Common Stock Beneficially Owned and as more fully described below if not in the form of shares of Common Stock

[Signature Page of Company Follows]

COMPANY:

ICP Solar Technologies, Inc.

By: _________________

Print Name: _________________

Title: _____________________

ADDRESS:

Attn: Sass Peress, President, CEO &
Chairman
ICP Solar Technologies, Inc.
7075 Place Robert-Joncas
Unit 131
Montreal H4M272
Phone: 514-270-5770
Fax: (514) 270-3677